UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 14, 2007

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)
1111 Bagby, Sky Lobby 2 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Edmund P. Segner, III, Senior Executive Vice President and Chief of Staff and principal financial officer of EOG Resources, Inc. ("EOG"), will begin transitioning into retirement. EOG has approved Mr. Segner's request for "Company-approved retirement prior to age 62" effective November 30, 2008. Effective June 30, 2007, Mr. Segner will remain an officer, but will no longer be principal financial officer, an executive officer, or a director of EOG. Beginning with the 2007-08 academic year, Mr. Segner will increase his teaching responsibilities at Rice University, where he is a professor in the practice in the Department of Civil and Environmental Engineering.

As part of the transition, Timothy K. Driggers will become Vice President and Chief Financial Officer of EOG effective July 1, 2007, and will serve as EOG's principal financial officer. Mr. Driggers is currently Vice President and Chief Accounting Officer and has been in that or a similar role at EOG since October 1999. Mr. Driggers will remain EOG's principal accounting officer. It is expected that the Compensation Committee of EOG's Board of Directors will review Mr. Driggers' compensation in light of his new responsibilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: May 14, 2007	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Accounting Officer (Principal Accounting Officer)